UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 2, 2006, Metabasis Therapeutics, Inc. (“Metabasis”) entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $50 million of Metabasis’ common stock. The CEFF is embodied in a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Rights Agreement”), each dated as of November 2, 2006. The CEFF allows Metabasis to raise capital as required, at the time and in the amounts deemed suitable to Metabasis, during the three-year period following the effectiveness of the registration statement to be filed by Metabasis with the Securities and Exchange Commission covering the resale of the shares of Metabasis’ common stock issuable in connection with the CEFF and the shares of common stock underlying the Warrant (as defined below). Metabasis is not obligated to sell any of the $50 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties.

Subject to certain conditions and limitations, from time to time under the CEFF, Metabasis may require Kingsbridge to purchase newly-issued shares of Metabasis’ common stock at a price between 90% and 94% of the volume weighted average price on each trading day during an eight day pricing period. The maximum dollar amount of shares that Metabasis may require Kingsbridge to purchase in any such pricing period is equal to the lesser of $10 million or a specified percentage of Metabasis’ market capitalization at the time of a draw down under the CEFF. The specified percentage will be 1.5% if Metabasis’ market capitalization is equal to or exceeds $175 million, 1% if Metabasis’ market capitalization is equal to or exceeds $100 million but is less than $175 million, or 0.75% if Metabasis’ market capitalization is equal to or exceeds $65 million but is less than $100 million.

The minimum acceptable volume weighted average price for determining the purchase price at which Metabasis’ common stock may be sold in any pricing period will be the greater of $2.25 or 90% of the closing price of Metabasis’ common stock on the day prior to the commencement of the pricing period.  Under the terms of the CEFF, the maximum number of shares that Metabasis may sell to Kingsbridge is 6,046,071 shares (subject to adjustment as provided in the Purchase Agreement), which may limit the amount of proceeds Metabasis is able to obtain from the CEFF. The CEFF does not contain any operating covenants or restrictions on Metabasis, automatic pricing resets or minimum market volume restrictions.

In connection with the CEFF, Metabasis issued a warrant to Kingsbridge to purchase 260,000 shares of Metabasis’ common stock at an exercise price of $9.26 per share (the “Warrant”). The Warrant is exercisable beginning six months after the date of grant and for a period of five years thereafter.

The CEFF requires Metabasis to file a resale registration statement covering the resale of shares issued pursuant to the CEFF and underlying the Warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF.

Metabasis relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the Warrant in consideration of such commitment.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Warrant are qualified in their entirety by reference to the Purchase Agreement, the Rights Agreement and the Warrant, each of which is filed as an exhibit to this Current Report on Form 8-K.

On November 2, 2006, Metabasis issued a press release announcing the entering into of the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2006, Metabasis announced its financial results for the third quarter ended September 30, 2006 in the earnings release filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the CEFF is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Warrant, dated November 2, 2006, issued by Metabasis Therapeutics, Inc. to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated November 2, 2006, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated as of November 2, 2006, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.

99.1	Press release of Metabasis Therapeutics, Inc. dated November 2, 2006.

99.2	Earnings release of Metabasis Therapeutics, Inc. dated November 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ John W. Beck
John W. Beck Senior Vice President of Finance, Chief Financial Officer and Treasurer

Date: November 2, 2006

INDEX TO EXHIBITS

Number	Description

4.1	Warrant, dated November 2, 2006, issued by Metabasis Therapeutics, Inc. to Kingsbridge Capital Limited.

4.2	Registration Rights Agreement, dated November 2, 2006, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.

10.1	Common Stock Purchase Agreement, dated as of November 2, 2006, by and between Metabasis Therapeutics, Inc. and Kingsbridge Capital Limited.

99.1	Press release of Metabasis Therapeutics, Inc. dated November 2, 2006.

99.2	Earnings release of Metabasis Therapeutics, Inc. dated November 2, 2006.